                                    EXHIBIT 99.1


                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Meridian Industrial Trust, Inc.:

We have audited the accompanying combined statement of revenues and certain expenses of the Estate of James Campbell Transaction, as defined in Note 1, for the year ended December 31, 1997. This statement is the responsibility of the management of Meridian Industrial Trust, Inc. (the Company). Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations and is not intended to be a complete presentation of the revenues and expenses of the Estate of James Campbell Transaction.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Estate of James Campbell Transaction for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP


San Francisco, California,
 February 17, 1998

                          MERIDIAN INDUSTRIAL TRUST, INC.

                COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                    OF THE ESTATE OF JAMES CAMPBELL TRANSACTION
                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (IN THOUSANDS)


RENTAL REVENUES                                                      $1,919

CERTAIN EXPENSES:
   Real estate taxes                                                    265
   Property operating and maintenance                                   300
                                                                     ------
      Revenues in excess of certain expenses                         $1,354
                                                                     ------
                                                                     ------



          The accompanying notes are an integral part of this statement.

                          MERIDIAN INDUSTRIAL TRUST, INC.

            NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                    OF THE ESTATE OF JAMES CAMPBELL TRANSACTION
                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (IN THOUSANDS)


1.  PROPERTIES ACQUIRED:

    The accompanying combined statement of revenues and certain expenses (see "Basis of Presentation" below) includes the combined operations of eight light industrial properties (collectively known as "the Estate of James Campbell") which were acquired by Meridian Industrial Trust, Inc. (the "Company") from the Estate of James Campbell. The Company and the Estate of James Campbell entered into a purchase and sale agreement on December 15, 1997 ("the Estate of James Campbell Transaction"), with a closing date of December 31, 1997.


                                                            NO. OF      RENTABLE
             PROPERTY NAME                    LOCATION     BUILDINGS   SQUARE FEET
     -----------------------------------------------------------------------------
     Great Southwest Industrial One        Arlington, TX       1         68,962
     Great Southwest Industrial Two        Arlington, TX       1         68,962
     Great Southwest Industrial Three      Arlington, TX       1        110,327
     Great Southwest Industrial Four       Arlington, TX       1         42,350
     Great Southwest Industrial Five       Arlington, TX       1        104,948
     Great Southwest Industrial Six        Grand Prairie, TX   1         29,643
     Great Southwest Industrial Seven      Arlington, TX       1         76,035
     Trinity Mills                         Carrolton, TX       1        106,048

2.  BASIS OF PRESENTATION:

    The accompanying combined statement of revenues and certain expenses is not representative of the actual operations of the Estate of James Campbell for the period presented. Certain expenses may not be comparable to the expenses incurred by the Company in the proposed operations of the Estate of James Campbell; however, the Company is not aware of any material factors relating to the Estate of James Campbell that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating and maintenance expenses include utilities, insurance, landscaping, and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the Estate of James Campbell.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    REVENUE RECOGNITION

    All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. There are no individual tenants that exceed 10 percent of the rental revenue.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.  LEASING ACTIVITY:

    Future minimum rental revenues under noncancelable operating lease agreements in effect at December 31, 1997, are as follows:

                    YEAR ENDING
                    DECEMBER 31                   AMOUNT
                    -----------                   ------
                       1998                       $1,312
                       1999                        1,228
                       2000                        1,169
                       2001                          679
                       2002                          280
                    Thereafter                       459
                                                  ------
                              Total               $5,127
                                                  ------
                                                  ------

    In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $417 for the year ended December 31, 1997.